Exhibit 21.1

List of Youlife’s PRC Subsidiaries

(1)	Shanghai Youerlan Information Technology Co., Ltd. and its PRC subsidiaries:

No.	Tier	Name of the PRC Subsidiaries	Abbreviation	Ownership Structure
1.	1	Shanghai Youerlan Information Technology Co., Ltd.	Shanghai Youerlan	Youlife Technology Limited, 97.9592%; You Service Industrial Company Limited, 2.0408%
2.	2	Jiangsu Youerlan Information Technology Co., Ltd.	Jiangsu Youerlan	Shanghai Youerlan,90.90%; Jiangxi Youerlan,4.55%; Shanghai Youquan, 4.55%
3.	2	Jiangxi Youerlan Corporate Management Consulting Co., Ltd.	Jiangxi Youerlan	Shanghai Youerlan, 100%
4.	2	Chengdu Guangkuo Tiandi HR Management Co., Ltd.	Chengdu Guangkuo Tiandi	Shanghai Youerlan, 100%
5.	3	Sichuan Guangkuo Tiandi Electric Technology Co., Ltd.	Sichuan Guangkuo Tiandi	Chengdu Guangkuo Tiandi, 100%
6.	3	Dazhou Youlan Information Technology Co., Ltd.	Dazhou Youlan	Chengdu Guangkuo Tiandi, 100%
7.	2	Hubei Youlan Outsourcing Service Information Technology Co., Ltd.	Hubei Youlan Outsourcing Service	Shanghai Youerlan, 100%
8.	2	Guangdong Bicai Jiuzhou HR Technology Co., Ltd.	Guangdong Bicai	Shanghai Youerlan,51%; Guangdong Bicai Education Technology Co., Ltd., 49%
9.	3	Anqing Bicai Property Management Co., Ltd.	Anqing Tongcai	Guangdong Bicai, 100%
10.	2	Anhui Flexible Employment Management Service Co., Ltd.	Anhui Flexible Employment	Shanghai Youerlan,51%; Anxin Wanbei E-Commerce Industry Development Co., Ltd., 49%
11.	2	Zhejiang Youlan HR Services Co., Ltd.	Zhejiang Youlan	Shanghai Youerlan, 100%
12.	2	Chengdu Youquan HR Co., Ltd.	Chengdu Youquan	Shanghai Youerlan, 100%
13.	3	Sichuan New Start HR Co., Ltd.	Sichuan New Start	Chengdu Youquan, 100%
14.	3	Sichuan Youzheng HR Management Co., Ltd.	Sichuan Youzheng	Chengdu Youquan, 100%
15.	2	Liaoning Youlan HR Services Co., Ltd.	Liaoning Youlan	Shanghai Youerlan, 100%
16.	2	Henan Youlan HR Services Co., Ltd.	Henan Youlan	Shanghai Youerlan, 100%
17.	2	Hunan Youlan HR Services Co., Ltd.	Hunan Youlan	Shanghai Youerlan, 100%
18.	2	Shanghai Diyue Business Information Services Co., Ltd.	Shanghai Diyue	Shanghai Youerlan, 100%
19.	2	Yunnan Youerlan HR Co., Ltd.	Yunnan Youerlan	Shanghai Youerlan, 100%
20.	2	Zhejiang Tiankun HR Services Co., Ltd.	Zhejiang Tiankun	Shanghai Youerlan, 100%
21.	3	Zhoushan Landing HR Services Co., Ltd.	Zhoushan Landing	Zhejiang Tiankun, 100%
22.	3	Wuhu Lanfu Internet Technology Co., Ltd.	Wuhu Lanfu Internet	Zhejiang Tiankun, 100%
23.	4	Suchuan Lanfu HR Co., Ltd.	Suchuan Lanfu	Wuhu Lanfu Internet, 100%
24.	4	Xinyu Youerlan Information Technology Co., Ltd.	Xinyu Youerlan	Wuhu Lanfu Internet, 100%
25.	4	Xinyu Youlan Talent Services Co., Ltd.	Xinyu Youlan	Wuhu Lanfu Internet, 100%
26.	4	Xinyu Bozhi Superior Electromechanical Equipment Installation Co., Ltd.	Xinyu Bozhi	Wuhu Lanfu Internet, 100%
27.	4	Shandong Youlan Jiechu HR Co., Ltd.	Shandong Youlan Jiechu	Wuhu Lanfu Internet, 51%; Shandong Jiechu Talent Development Group Co., Ltd., 49%

No.	Tier	Name of the PRC Subsidiaries	Abbreviation	Ownership Structure
28.	2	Yibin Tianrui HR Management Co., Ltd.	Yibin Tianrui	Shanghai Youerlan, 100%
29.	2	Shanghai Youquan HR Co., Ltd.	Shanghai Youquan	Shanghai Youerlan, 100%
30.	3	Shanghai Chenghan Information Technology Co., Ltd.	Shanghai Chenghan	Shanghai Youquan, 100%
31.	2	Gansu Youlan HR Services Co., Ltd.	Gansu Youlan	Shanghai Youerlan, 100%
32.	2	Anhui Youlan Environmental Resources Co., Ltd.	Anhui Youlan Environmental	Shanghai Youerlan, 100%
33.	2	Youerlan (Guangdong) Information Technology Co., Ltd.	Guangdong Youerlan	Shanghai Youerlan,100%
34.	3	Zhongshan Youerlan Information Technology Co., Ltd.	Zhongshan Youerlan	Guangdong Youerlan, 100%
35.	2	Youerlan (Hubei) HR Services Co., Ltd.	Hubei Youerlan	Shanghai Youerlan, 100%
36.	2	Youlan (Zhangjiakou) HR Services Co., Ltd.	Zhangjiakou Youlan	Shanghai Youerlan, 100%
37.	2	Hefei Yuxun Education Technology Co., Ltd.	Hefei Yuxun	Shanghai Youerlan, 51%; Hefei Tengfei Gongchuang Technology Services Limited Partnership (Limited Partnership), 49%
38.	2	Shanghai Aidiou HR Co., Ltd.	Shanghai Aidiou	Shanghai Youerlan,80%; Shanghai Jade Idea Corporate Development Group Co., Ltd., 20%
39.	2	Shanghai Boxuan Labor Dispatch Co., Ltd.	Shanghai Boxuan	Shanghai Youerlan, 100%
40.	2	Shanghai Youyi Information Technology Co., Ltd.	Shanghai Youyi	Shanghai Youerlan, 100%
41.	3	Hangzhou Youhuang Culture Media Co., Ltd.	Hangzhou Youhuang	Shanghai Youyi,66%; Hangzhou Nanhuan Cultural Industrial Development Co., Ltd., 34%
42.	4	Hangzhou Youyi Culture Media Co., Ltd.	Hangzhou Youyi	Hangzhou Youhuang, 100%
43.	4	Hangzhou Youheng Culture Media Co., Ltd.	Hangzhou Youheng	Hangzhou Youhuang, 100%
44.	4	Hangzhou Wanyou Culture Communication Co., Ltd.	Hangzhou Wanyou	Hangzhou Youhuang, 100%
45.	4	Hangzhou Youming E-Commerce Co., Ltd.	Hangzhou Youming	Hangzhou Youhuang, 100%
46.	4	Hangzhou Youyou E-Commerce Co., Ltd.	Hangzhou Youyou	Hangzhou Youhuang, 100%
47.	4	Hangzhou Youhuan E-Commerce Co., Ltd.	Hangzhou Youhuan	Hangzhou Youhuang, 100%
48.	4	Hangzhou Yuhuang E-Commerce Co., Ltd.	Hangzhou Yuhuang	Hangzhou Youhuang, 100%
49.	2	Xiamen Youcha Meique Information Technology Co., Ltd.	Xiamen Youcha Meique	Shanghai Youerlan, 100%
50.	3	Xiamen Teyoumin Information Technology Co., Ltd.	Xiamen Teyoumin	Xiamen Youcha Meique, 70%; Wang Min, 30%
51.	2	Shanghai Lanyuyun Software Development Co., Ltd.	Shanghai Lanyuyun	Shanghai Youerlan, 100%
52.	2	Sichuan Tiankun Lianhe Education Technology Co., Ltd.	Sichuan Tiankun Lianhe	Shanghai Youerlan, 100%
53.	3	Sichuan Tiankun Benli Education Technology Co., Ltd.	Sichuan Tiankun Benli	Sichuan Tiankun Lianhe, 100%
54.	4	Shanxi Benli Education Investment Co., Ltd.	Shanxi Benli Education	Sichuan Tiankun Benli, 100%
55.	3	Beijing Tiankun Liansheng Education Technology Co., Ltd.	Beijing Tiankun Liansheng	Sichuan Tiankun Lianhe, 100%

No.	Tier	Name of the PRC Subsidiaries	Abbreviation	Ownership Structure
56.	3	Laibin Tiankun Education Technology Co., Ltd.	Laibin Tiankun Education	Sichuan Tiankun Lianhe, 90%; Guangxi Laibin Zhongke Education Investment Co., Ltd., 10%
57.	4	Laibin Tianxuan Catering Management Co., Ltd.	Laibin Tianxuan Catering	Laibin Tiankun Education, 100%
58.	4	Laibin Tianxuan Logistics Management Co., Ltd.	Laibin Tianxuan Logistics	Laibin Tiankun Education, 100%
59.	2	Sichuan Tiankun Shuxuan Education Technology Co., Ltd.	Sichuan Tiankun Shuxuan	Shanghai Youerlan, 100%
60.	3	Wuhan Tiankun Diyun Education Technology Co., Ltd.	Wuhan Tiankun Diyun	Sichuan Tiankun Shuxuan, 100%
61.	3	Beijing Tiankun Huiyan Education Technology Co., Ltd.	Beijing Tiankun Huiyan	Sichuan Tiankun Shuxuan, 100%
62.	4	Wuhu Xunyan HR Services Co., Ltd.	Wuhu Xunyan	Beijing Tiankun Huiyan, 100%
63.	4	Shanghai Tiankun Huiyan Aviation Technology Co., Ltd.	Shanghai Tiankun Huiyan	Beijing Tiankun Huiyan, 100%
64.	3	Shanghai Tiankun Shuxuan Education Technology Co., Ltd.	Shanghai Tiankun Shuxuan	Sichuan Tiankun Shuxuan, 100%
65.	4	Wuhan Tiankun Cangqiong Information Technology Co., Ltd.	Wuhan Tiankun Cangqiong	Shanghai Tiankun Shuxuan, 63%; Wuhan Hongzhi Yuntian Technology Co., Ltd., 32%; Wuhan Wang’an Innovation Valley Venture Space Management Co., Ltd., 5%
66.	4	Tiankun (Liaoning) Education Technology Co., Ltd.	Liaoning Tiankun	Shanghai Tiankun Shuxuan, 51%; Liaoning Hongwen Shiji Technology Co., Ltd., 49%
67.	3	Shanghai Xuanyuan Industry Co., Ltd.	Xuanyuan Industry	Sichuan Tiankun Shuxuan, 100%
68.	4	Shanghai Tianxuan Industry Co., Ltd.	Shanghai Tianxuan Industry	Xuanyuan Industry, 100%
69.	4	Shanghai Tianchu Catering Management Co., Ltd.	Shanghai Tianchu Catering	Xuanyuan Industry,55%; Shanghai Meike Catering Management Co., Ltd., 45%
70.	4	Hubei Tiankun Tianchu Catering Management Co., Ltd.	Hubei Tiankun	Xuanyuan Industry,55%; Shanghai Meike Catering Management Co., Ltd., 45%
71.	4	Hubei Tianxuan Catering Management Co., Ltd.	Hubei Tianxuan	Xuanyuan Industry, 100%
72.	4	Zhejiang Tiankun Logistics Management Services Co., Ltd.	Zhejiang Tiankun Logistics	Xuanyuan Industry, 100%
73.	4	Sichuan Tianxuan Catering Management Co., Ltd.	Sichuan Tianxuan Catering	Xuanyuan Industry, 100%
74.	4	Hebei Kunli Catering Management Co., Ltd.	Hebei Kunli Catering	Xuanyuan Industry, 100%

(2)	Zhejiang Youlan International Holdings Co., Ltd. and its wholly owned or controlled companies

No.	Tier	Name of the PRC Subsidiaries	Abbreviation	Ownership Structure
1.	1	Zhejiang Youlan International Holdings Co., Ltd.	Zhejiang Youlan Holdings	Youlife Technology Limited, 97.9592%; You Service Industrial Company Limited, 2.0408%
2.	2	Zhejiang Youerlan Information Technology Co., Ltd.	Zhejiang Youerlan	Zhejiang Youlan Holdings, 100%
3.	2	Zhejiang Tiankun Shuxuan Education Technology Co., Ltd.	Zhejiang Tiankun Shuxuan	Zhejiang Youlan Holdings, 100%
4.	3	Hebei Shuxuan Education Consulting Co., Ltd.	Hebei Shuxuan	Zhejiang Tiankun Shuxuan, 100%
5.	3	Henan Tiankun Shuxuan Education Technology Co., Ltd.	Henan Tiankun Shuxuan	Zhejiang Tiankun Shuxuan, 51%; Nanyang Xinying Corporate Management Consulting Co., Ltd., 49%
6.	2	Huzhou Youlan Youxuan Technology Co., Ltd.	Huzhou Youlan	Zhejiang Youlan Holdings, 100%
7.	2	Anji Youerpin Technology Co., Ltd.	Anji Youerpin	Zhejiang Youlan Holdings, 100%
8.	2	Hotan Tiankun Landing HR Services Co., Ltd.	Hotan Tiankun	Zhejiang Youlan Holdings, 100%
9.	3	Yili Youlan HR Services Co., Ltd.	Yili Youlan	Hotan Tiankun, 100%
10.	2	Shangluo Hesheng HR Co., Ltd.	Shangluo Hesheng	Zhejiang Youlan Holdings, 100%
11.	2	Ankang Jiren HR Services Co., Ltd.	Ankang Jiren	Zhejiang Youlan Holdings, 100%